Exhibit 99.58

EARLY WARNING REPORT

(Form 62-103F1)

Made Pursuant To

NATIONAL INSTRUMENT 62-103

The Early Warning System and Related Take-Over Bid and

Insider Reporting Issues

(Update to Early Warning Report dated August 6, 2025)

Item 1. – Security and Reporting Issuer

1.1	State the designation of securities to which this report relates and the name and address of the head office of the issuer of the securities.

Securities:	Common shares (“Shares”) and Shares purchase warrants (“Warrants”), (collectively “Securities”)

Issuer:	Goldgroup Mining Inc. (the “Corporation”)

410-1111 Melville Street

Vancouver, British Columbia V6E 3V6

1.2	State the name of the market in which the transaction or other occurrence that triggered the requirement to file this report took place.

Not applicable. See item 2.2.

Item 2 – Identity of the Acquiror

2.1	State the name and address of the acquiror.

2176423 Ontario Ltd. (“2176423 Ontario”)

1106-7 King Street East

Toronto, Ontario M5C 3C5

2.2	State the date of the transaction or other occurrence that triggered the requirement to file this report and briefly describe the transaction or other occurrence.

On January 25, 2026, 2176423 Ontario, a corporation beneficially owned by him, entered into a voting and support agreement (the “Voting Agreement”) with Gold Resource Corporation (“GRC”) in connection with the Corporation’s agreement to acquire all of the outstanding shares of GRC pursuant to the terms and conditions of an arrangement agreement and plan of merger dated January 25, 2026 (the “Arrangement Agreement”) between the Corporation and GRC (the “Proposed Transaction”).

Pursuant to the Arrangement Agreement, the GRC's stockholders will receive 1.4476 Shares for each share of GRC's common stock (adjusted to 0.3619 Shares for each share of GRC's common stock as a result of a four-for-one share consolidation to be completed by the Corporation prior to closing.

Pursuant to the Voting Agreement, 2176423 Ontario has agreed, among other things, to vote all of its Securities and any Securities thereafter acquired (that have a right to vote) in favour of the Proposed Transaction at any meeting of securityholders held to approve the Proposed Transaction, to vote against any competing “Purchaser Acquisition Proposal” and any other matter that could materially delay, prevent, impede or frustrate the successful completion of the Proposed Transaction, and to not sell or otherwise dispose its Securities.

2.3	State the names of any joint actors.

Not applicable. See item 2.2.

Item 3 – Interest in Securities of the Reporting Issuer

3.1	State the designation and number or principal amount of securities acquired or disposed of that triggered the requirement to file the report and the change in the acquiror’s securityholding percentage in the class of securities.

Not applicable.

3.2	State whether the acquiror acquired or disposed ownership of, or acquired or ceased to have control over, the securities that triggered the requirement to file the report.

Not applicable.

3.3	If the transaction involved a securities lending arrangement, state that fact.

Not applicable.

3.4	State the designation and number or principal amount of securities and the acquiror’s securityholding percentage in the class of securities, immediately before and after the transaction or other occurrence that triggered the requirement to file this report.

Mr. Sprott beneficially owns and controls 30,129,500 Shares and 15,852,250 Warrants representing approximately 10.3% of the outstanding Shares on a non-diluted basis and 14.9% on a partially diluted basis assuming exercise of such Warrants , immediately before and after the execution of the Voting Agreement.

3.5	State the designation and number or principal amount of securities and the acquiror’s securityholding percentage in the class of securities referred to in Item 3.4 over which

(a)	the acquiror, either alone or together with any joint actors, has ownership and control,

See item 3.4.

(b)	the acquiror, either alone or together with any joint actors, has ownership but control is held by persons or companies other than the acquiror or any joint actor, and

Not applicable.

(c)	the acquiror, either alone or together with any joint actors, has exclusive or shared control but does not have ownership.

Not applicable.

3.6	If the acquiror or any of its joint actors has an interest in, or right or obligation associated with, a related financial instrument involving a security of the class of securities in respect of which disclosure is required under this item, describe the material terms of the related financial instrument and its impact on the acquiror’s securityholdings.

Not applicable.

3.7	If the acquiror or any of its joint actors is a party to a securities lending arrangement involving a security of the class of securities in respect of which disclosure is required under this item, describe the material terms of the arrangement including the duration of the arrangement, the number or principal amount of securities involved and any right to recall the securities or identical securities that have been transferred or lent under the arrangement.

State if the securities lending arrangement is subject to the exception provided in section 5.7 of NI 62-104.

Not applicable.

3.8	If the acquiror or any of its joint actors is a party to an agreement, arrangement or understanding that has the effect of altering, directly or indirectly, the acquiror’s economic exposure to the security of the class of securities to which this report relates, describe the material terms of the agreement, arrangement or understanding.

Not applicable.

Item 4 – Consideration Paid

4.1	State the value, in Canadian dollars, of any consideration paid or received per security and in total.

Not applicable.

4.2	In the case of a transaction or other occurrence that did not take place on a stock exchange or other market that represents a published market for the securities, including an issuance from treasury, disclose the nature and value, in Canadian dollars, of the consideration paid or received by the acquiror.

Not applicable.

4.3	If the securities were acquired or disposed of other than by purchase or sale, describe the method of acquisition or disposition.

Not applicable.

Item 5 – Purpose of the Transaction

State the purpose or purposes of the acquiror and any joint actors for the acquisition or disposition of securities of the reporting issuer. Describe any plans or future intentions which the acquiror and any joint actors may have which relate to or would result in any of the following:

(a)	the acquisition of additional securities of the reporting issuer, or the disposition of securities of the reporting issuer;

(b)	a corporate transaction, such as a merger, reorganization or liquidation, involving the reporting issuer or any of its subsidiaries;

(c)	a sale or transfer of a material amount of the assets of the reporting issuer or any of its subsidiaries;

(d)	a change in the board of directors or management of the reporting issuer, including any plans orintentions to change the number or term of directors or to fill any existing vacancy on the board;

(e)	a material change in the present capitalization or dividend policy of the reporting issuer;

(f)	a material change in the reporting issuer’s business or corporate structure;

(g)	a change in the reporting issuer’s charter, bylaws or similar instruments or another action which might impede the acquisition of control of the reporting issuer by any person or company;

(h)	a class of securities of the reporting issuer being delisted from, or ceasing to be authorized to be quoted on, a marketplace;

(i)	the issuer ceasing to be a reporting issuer in any jurisdiction of Canada;

(j)	a solicitation of proxies from securityholders; and/or

(k)	an action similar to any of those enumerated above.

See item 2.2. Mr. Sprott intends to hold the Securities through 2176423 Ontario for investment purposes and to support the Proposed Transaction, and, depending on market or other conditions, may acquire additional securities of the Corporation. If the Voting Agreement is terminated Mr. Sprott may acquire additional securities of the Corporation including on the open market or through private acquisitions or sell the securities including on the open market or through private dispositions in the future depending on market conditions, reformulation of plans and/or other relevant factors. Mr. Sprott currently has no other plans or intentions that relate to, or would result in the matters listed in clauses (a) to (k), above. Depending on market conditions, general economic and industry conditions, the Corporation’s business and financial condition and/or other relevant factors, Mr. Sprott may develop such plans or intentions in the future.

Item 6 – Agreements, Arrangements, Commitments or Understandings With Respect to Securities of the Reporting Issuer

Describe the material terms of any agreements, arrangements, commitments or understandings between the acquiror and a joint actor and among. those persons and any person with respect to securities of the class of securities to which this report relates, including but not limited to the transfer or the voting of any of the securities, finder’s fees, joint ventures, loan or option arrangements, guarantees of profits, division of profits or loss, or the giving or withholding of proxies. Include such information for any of the securities that are pledged or otherwise subject to a contingency, the occurrence of which would give another person voting power or investment power over such securities, except that disclosure of standard default and similar provisions contained in loan agreements need not be included.

See item 2.2. The Voting Agreement may be terminated: (a) at any time upon mutual written agreement of GRC and 2174623 Ontario; or (b) automatically on the earlier of: (i) the effective time of the Proposed Transaction; or (ii) the termination of the Arrangement Agreement in accordance with its terms.

Item 7 – Change in material fact

If applicable, describe any change in a material fact set out in a previous report filed by the acquiror under the early warning requirements or Part 4 in respect of the reporting issuer’s securities.

See item 2.2.

Item 8 – Exemption

If the acquiror relies on an exemption from requirements in securities legislation applicable to formal bids for the transaction, state the exemption being relied on and describe the facts supporting that reliance.

Not applicable.

Item 9 – Certification

I, as the acquiror, certify to the best of my knowledge, information and belief, that the statements made in this report are true and complete in every respect.

Date: January 26, 2026

“Eric Sprott”

Eric Sprott, President

2176423 Ontario Ltd.